                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                           -----

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                       (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                               THE ROUSE COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     MARYLAND                                             52-0735512
 (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

     10275 LITTLE PATUXENT PARKWAY
       COLUMBIA, MARYLAND                                 21004-3456
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         ------------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         -----------------
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of February, 1995.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE,

            BY  /S/ R. D. MANELLA

               R. D. MANELLA
               VICE PRESIDENT AND SENIOR COUNSEL

     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration
     No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                  February 6, 1995



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between The Rouse Company and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    BY:  /S/ R. D. MANELLA

                                         R. D. MANELLA
                                         VICE PRESIDENT AND SENIOR COUNSEL

                                   EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:  The First National Bank of Chicago
Address:              One First National Plaza, Suite 0460
City, State  Zip:     Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8

Call Date: 9/30/94 ST-BK:  17-1630 FFIEC 031
Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                  LESS
                                                                                     C400         THAN -
                                                  DOLLAR AMOUNTS IN                  ----         ------
                                                      THOUSANDS           RCFD    BIL MIL THOU
                                                  -----------------       -----   ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and
       currency and coin(1).....................                           0081     3,677,034       1.a.
    b. Interest-bearing balances(2).............                           0071     7,396,406       1.b.
2.  Securities
    a. Held-to-maturity securities (from
       Schedule RC-B, column A).................                           1754       169,280       2.a.
    b. Available-for-sale securities (from
       Schedule RC-B, column D).................                           1773       533,138       2.b.
3.  Federal funds sold and securities purchased
    under agreements to resell in domestic
    offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold.......................                           0276     3,758,277       3.a.
    b. Securities purchased under agreements to
       resell...................................                           0277       983,109       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C).....................  RCFD 2122 14,933,756                              4.a.
    b. LESS: Allowance for loan and
       lease losses.............................  RCFD 3123   355,626                               4.b.
    c. LESS: Allocated transfer risk reserve....  RCFD 3128      0                                  4.c.
    d. Loans and leases, net of
       unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).....                           2125    14,578,130       4.d.
5.  Assets held in trading accounts.............                           3545     9,793,010       5.
6.  Premises and fixed assets
    (including capitalized leases)..............                           2145       506,298       6.
7.  Other real estate owned
    (from Schedule RC-M)........................                           2150        48,699       7.
8.  Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-M)..............                           2130         7,269       8.
9.  Customers' liability to
    this bank on acceptances outstanding........                           2155       583,073       9.
10. Intangible assets (from Schedule RC-M)......                           2143       122,763      10.
11. Other assets (from Schedule RC-F)...........                           2160     1,217,250      11.
12. Total assets (sum of items
    1 through 11)...............................                           2170    43,373,736      12.

- ------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  The First National Bank of Chicago
Address:              One First National Plaza, Suite 0460
City, State Zip:      Chicago, IL 60670-0460
FDIC Certificate No.: 0/3/6/1/8

Call Date: 9/30/94 ST-BK:  17-1630 FFIEC 031
Page RC-2

SCHEDULE RC-CONTINUED


                                                  DOLLAR AMOUNTS IN
                                                      THOUSANDS                        BIL MIL THOU
                                                  -----------------                    ------------
LIABILITIES
13. Deposits:
    a. In domestic offices
       (sum of totals of columns A and C
       from Schedule RC-E, part 1)..............                          RCON 2200    14,587,998     13.a.
    (1) Noninterest-bearing(1)..................  RCON 6631 5,788,459                                 13.a.(1)
    (2) Interest-bearing........................  RCON 6636 8,799,539                                 13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II)...........................                          RCFN 2200     9,974,515     13.b.
   (1) Noninterest bearing......................  RCFN 6631   850,522                                 13.b.(1)
   (2) Interest-bearing.........................  RCFN 6636 9,123,993                                 13.b.(2)
14. Federal funds purchased and
    securities sold under agreements to
    repurchase in domestic offices of the
    bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal funds purchased..................                          RCFD 0278     2,211,005     14.a.
    b. Securities sold under agreements
       to repurchase............................                          RCFD 0279       765,393     14.b.
15. a. Demand notes issued to the
       U.S. Treasury............................                          RCON 2840       102,201     15.a.
    b. Trading Liabilities......................                          RCFD 3548     6,291,743     15.b.
16. Other borrowed money:
    a. With original maturity of one year
       or less..................................                          RCFD 2332     3,237,167     16.a.
    b. With original maturity of more than
       one year.................................                          RCFD 2333       491,176     16.b.
17. Mortgage indebtedness and obligations
    under capitalized leases....................                          RCFD 2910       275,794     17.
18. Bank's liability on acceptance executed
    and outstanding.............................                          RCFD 2920       583,073     18.
19. Subordinated notes and debentures...........                          RCFD 3200     1,325,000     19.
20. Other liabilities (from Schedule RC-G)......                          RCFD 2930       638,753     20.
21. Total liabilities (sum of items 13
    through 20).................................                          RCFD 2948    40,483,818     21.
22. Limited-Life preferred stock and
    related surplus.............................                          RCFD 3282             0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and
    related surplus.............................                          RCFD 3838             0     23.
24. Common stock................................                          RCFD 3230       200,858     24.
25. Surplus (exclude all surplus related to
    preferred stock)............................                          RCFD 3839     2,289,398     25.
26. a. Undivided profits
       and capital reserves.....................                          RCFD 3632       403,835     26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities............                          RCFD 8434        (3,441)    26.b.
27. Cumulative foreign currency translation
    adjustments.................................                          RCFD 3284          (732)    27.
28. Total equity capital (sum of items 23
    through 27).................................                          RCFD 3210     2,889,918     28.
29. Total liabilities, limited-life
    preferred stock, and equity
    capital (sum of items 21, 22, and 28).......                          RCFD 3300    43,373,736     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of
                                                                                        Number
                                                                                --------------
   any date during 1993.....................................................    RCFD 6724  N/A             M.1.

1 = Independent audit of the          4 = Directors' examination of the bank
    bank conducted in accordance          performed by other external auditors
    with generally accepted               (may be required by state chartering
    auditing standards by a               authority)
    certified public accounting       5 = Review of the bank's financial
    firm which submits a report           statements by external auditors
    on the bank                       6 = Compilation of the bank's financial
2 = Independent audit of the              statements by external auditors
    bank's parent holding company     7 = Other audit procedures (excluding
    conducted in accordance with          tax preparation work)
    generally accepted auditing       8 = No external audit work
    standards by a certified public
    accounting firm which
    submits a report on the
    consolidated holding company
    (but not on the bank
    separately)
3 = Directors' examination of the
    bank conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)
- -------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.